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PASSAGE BIO REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS AND PROVIDES RECENT BUSINESS HIGHLIGHTS

Enrolled first FTD-GRN patient in Cohort 2 in upliFT-D trial

Plan to present updated safety and biomarker data from Cohort 1 FTD-GRN patients treated with PBFT02 at 14th International Conference on Frontotemporal Dementias (ISFTD2024) in September 2024

Achieved alignment with Food and Drug Administration (FDA) on the company's proposed clinical development plans to expand the upliFT-D trial to assess PBFT02 in FTD patients with C9orf72 gene mutations

Completed out-licensing of pediatric lysosomal storage disease programs to GEMMA Biotherapeutics

Strong balance sheet to support continued execution, with cash runway to fund operations extended to the end of Q2 2026

PHILADELPHIA – August 8, 2024 – Passage Bio, Inc. (Nasdaq: PASG), a clinical stage genetic medicines company focused on improving the lives of patients with neurodegenerative diseases, today reported financial results for the second quarter ended June 30, 2024 and provided recent business highlights.

“This has been a pivotal quarter for our company, marked by significant momentum in our upliFT-D trial, increased clarity around our strategy to expand PBFT02 into additional adult neurodegenerative indications, and out-licensing of our pediatric lysosomal storage disorder programs,” said Will Chou, M.D., president and chief executive officer of Passage Bio. “The positive recommendation of the IDMC to proceed to Cohort 2 dosing in our upliFT-D trial for FTD-GRN reinforces the well-tolerated safety profile of PBFT02 when combined with our revised immunosuppression regimen, and we are excited to present updated safety and biomarker data from Cohort 1 at the ISFTD2024 conference in Amsterdam this September. We are also pleased the FDA is aligned with our proposed expansion of our upliFT-D trial to include FTD-C9orf72 patients and expect to initiate dosing of these patients in the first half of 2025. The company remains on track to gain regulatory feedback on the pathway to treating ALS patients with PBFT02 in the second half of 2024.”

Dr. Chou continued, "Furthermore, we completed the out-licensing of our pediatric lysosomal storage disease programs to GEMMA Biotherapeutics. Dr. Wilson and the entire GEMMABio team are committed to developing these promising therapies for pediatric patients with life-threatening conditions. We look forward to our continued research and collaboration efforts with their team, driving advancements and hope for those affected by neurodegenerative diseases.”

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Recent Highlights

●	Enrolled first patient in Cohort 2 in upliFT-D trial for FTD-GRN: Following IDMC review of all available Cohort 1 safety data, the first patient in Cohort 2 has been enrolled in the trial; Cohort 2 will consist of three to five FTD-GRN patients to be treated with Dose 1. Dose 1 of PBFT02 continues to be well-tolerated in Cohort 1 patients who received the revised immunosuppression protocol (n=4). Recruitment efforts for subsequent Cohort 2 patients are well underway across seven clinical trial sites in Brazil, Canada, the United States and Europe.

●	Plan to present updated safety and biomarker data from Cohort 1 patients in upliFT-D trial at ISFTD2024: Juan Chavez, M.D., vice president of clinical development at Passage Bio, will deliver updated data from Cohort 1 during an oral presentation, Interim Safety and Biomarker Data From upliFT-D Trial of PBFT02 in FTD with GRN Mutations, on Friday, September 20, 2024 at the 14th International Conference on Frontotemporal Dementias (ISFTD2024).

●	Received FDA agreement on the company’s proposed expansion of the ongoing upliFT-D trial to treat FTD-C9orf72 patients with PBFT02: Substantial preclinical evidence, coupled with available safety and robust progranulin (PGRN) expression data from the first cohort of FTD-GRN patients treated with PBFT02, supported FDA alignment on the proposed trial expansion. The company intends to amend the protocol for the ongoing upliFT-D study to introduce a new population of FTD-C9orf72 patients and expects to initiate dosing of FTD-C9orf72 patients in 1H 2025.

●	Completed out-licensing of pediatric lysosomal storage disease programs to GEMMA Biotherapeutics: Under the terms of the transaction, the company will receive initial payments of $10 million for the purchase of clinical product supply and up to an additional $10 million contingent on completion of certain GEMMABio business milestones. The company is also eligible to receive up to an additional $114 million in development and commercial milestones, as well as future royalties. GEMMA Biotherapeutics, a newly formed company co-founded by James M. Wilson, M.D., Ph.D., received an exclusive, worldwide license to PBGM01 for the treatment of GM1 gangliosidosis, PBKR03 for the treatment of Krabbe disease, and PBML04 for the treatment of metachromatic leukodystrophy. GEMMA Biotherapeutics is responsible for all future development of, and any remaining financial obligations owed to the University of Pennsylvania for the licensed programs.

●	Entered into research, collaboration, and license agreement with GEMMA Biotherapeutics: Following a restructuring of the company’s original agreement with the University of Pennsylvania’s Gene Therapy Program, a research, collaboration, and license agreement with GEMMA Biotherapeutics was finalized. The partnership will focus on continued execution of preclinical studies in Huntington's disease, and the company will retain rights to future options in the CNS field, ensuring continued strategic growth and innovation in these critical areas.

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Anticipated Upcoming Milestones:

FTD-GRN

●	Report updated safety and biomarker data from Cohort 1 patients at ISFTD2024 in September 2024
●	Report 12-month Cohort 1 and interim Cohort 2 data in 1H 2025
●	Seek regulatory feedback on pivotal trial design in 2H 2025

FTD-C9orf72 and ALS

●	Obtain regulatory feedback on the pathway to treating amyotrophic lateral sclerosis (ALS) patients with PBFT02 in 2H 2024
●	Initiate dosing of FTD-C9orf72 patients in 1H 2025

Second Quarter 2024 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $91.8 million as of June 30, 2024, as compared to $151.5 million as of June 30, 2023. The company expects current cash, cash equivalents and marketable securities, together with the initial payments from our out-licensing agreements with Gemma Biotherapeutics, to fund operations to the end of Q2 2026.
●	Research and Development (R&D) Expenses: R&D expenses were $10.4 million for the quarter ended June 30, 2024, as compared to $17.3 million for the quarter ended June 30, 2023.
●	General and Administrative (G&A) Expenses: G&A expenses were $6.5 million for the quarter ended June 30, 2024, as compared to $8.1 million for the quarter ended June 30, 2023.
●	Net Loss: Net loss was $16.0 million, or $0.26 per basic and diluted share, for the quarter ended June 30, 2024, as compared to a net loss of $23.9 million, or $0.44 per basic and diluted share, for the quarter ended June 30, 2023.

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About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to improve the lives of patients with neurodegenerative diseases. Our primary focus is the development and advancement of cutting-edge, one-time therapies designed to target the underlying pathology of these conditions. Passage Bio’s lead product candidate, PBFT02, seeks to treat neurodegenerative conditions, including frontotemporal dementia, by elevating progranulin levels to restore lysosomal function and slow disease progression.

To learn more about Passage Bio and our steadfast commitment to protecting patients and families against loss in neurodegenerative conditions, please visit: www.passagebio.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including the initiation of dosing of FTD-C9orf72 patients, feedback from regulatory authorities, the progress of clinical studies and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our ability to receive milestone payments from our partners; our expectations about cash runway; and the ability of our product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Passage Bio, Inc.

Balance Sheets

	(Unaudited)
(in thousands, except share and per share data)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$24,770	$21,709
Marketable securities	67,003	92,585
Prepaid expenses and other current assets	1,397	923
Prepaid research and development	1,830	2,742
Total current assets	95,000	117,959
Property and equipment, net	13,054	15,295
Right of use assets - operating leases	16,822	16,858
Other assets	516	433
Total assets	$125,392	$150,545
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$621	$1,298
Accrued expenses and other current liabilities	8,063	11,670
Operating lease liabilities	3,701	3,373
Total current liabilities	12,385	16,341
Operating lease liabilities - noncurrent	22,450	22,921
Total liabilities	34,835	39,262

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued and outstanding at both June 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value: 300,000,000 shares authorized; 61,754,786 shares issued and outstanding at June 30, 2024 and 54,944,130 shares issued and outstanding at December 31, 2023	6	5
Additional paid‑in capital	717,788	705,789
Accumulated other comprehensive income (loss)	(67)	(43)
Accumulated deficit	(627,170)	(594,468)
Total stockholders’ equity	90,557	111,283
Total liabilities and stockholders’ equity	$125,392	$150,545

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Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Operating expenses:
Research and development	$10,430	$17,324	$21,965	$34,160
General and administrative	6,510	8,064	13,025	27,111
Impairment of long-lived assets	438	—	438	—
Loss from operations	(17,378)	(25,388)	(35,428)	(61,271)
Other income (expense), net	1,387	1,532	2,726	3,077
Net loss	$(15,991)	$(23,856)	$(32,702)	$(58,194)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.26)	$(0.44)	$(0.55)	$(1.06)
Weighted average common shares outstanding, basic and diluted	61,682,475	54,683,817	58,989,007	54,651,488
Comprehensive loss:
Net loss	$(15,991)	$(23,856)	$(32,702)	$(58,194)
Unrealized gain (loss) on marketable securities	2	87	(24)	626
Comprehensive loss	$(15,989)	$(23,769)	$(32,726)	$(57,568)

For further information, please contact:

Investors:

Stuart Henderson

Passage Bio

267.866.0114

shenderson@passagebio.com

Media:

Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
MikeBeyer@sambrown.com